UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2022 (the “Effective Date”), SKYX Platforms Corp. (d/b/a Sky Technologies) (the “Company”) entered into a corporate advisory engagement agreement (the “Agreement”) with Newbridge Securities Corporation (“Newbridge”), pursuant to which Newbridge agreed to provide financial and general corporate advisory services to the Company in connection with certain investment banking matters, such as assisting with investor presentations and investor conferences, providing advice related to capital structures, capital market opportunities and asset allocation or exit strategies, and assisting with the preparation of a due diligence package for use in potential merger and acquisition, joint venture and capital raising transactions. The Agreement has a 24-month term and may be terminated by either party, at any time, upon 15 days’ prior written notice. Leonard J. Sokolow, a member of the Company’s Board of Directors, is the Chief Executive Officer and President of Newbridge Financial, Inc. and Chairman of Newbridge, its broker dealer subsidiary.

Pursuant to the Agreement, the Company agreed to issue to affiliates of Newbridge an aggregate of 200,000 restricted shares of the Company’s common stock, no par value per share (“Common Stock”), which will vest on the following schedule: 50,000 shares of Common Stock on the Effective Date and 50,000 shares on each of the six-, 12- and 18-month anniversaries of the Effective Date. Mr. Sokolow will receive 40,333 of the restricted shares. In the event the Agreement is terminated prior to its expiration, any shares that have not vested as of such date will be forfeited. The Common Stock will be subject to a six-month lock up restriction from the date the shares vest.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On November 10, 2022, the Company issued a press release announcing its financial results for the three and nine months ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of Common Stock was deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as a transaction by the Company not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Corporate Advisory Engagement Agreement, dated November 9, 2022, between SKYX Platforms Corp. and Newbridge Securities Corporation.
99.1	Earnings Press Release, dated November 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: November 10, 2022	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer